UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2004

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

C/O CIRCOR, INC.

35 CORPORATE DRIVE, SUITE 290

BURLINGTON, MASSACHUSETTS 01803-4244

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibit 99.1 Press release dated April 21, 2004.

Item 9. Regulation FD Disclosure Results of Operations and Financial Condition

Pursuant to Item 12, “Results of Operations and Financial Condition”, the Registrant is furnishing as Exhibit 99.1 hereto the press release issued on March 1, 2004 relative to the Registrant’s financial performance and results for the fourth quarter and year ended December 31, 2003.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT and EBITDA. Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. EBIT (defined as operating income plus other (income) expense, net) and EBITDA (defined as operating income plus other (income) expense, net plus depreciation plus amortization) is provided because management believes these measurements are commonly used by investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT and EBITDA, are not measurements for financial performance under GAAP and should not be construed as a substitute for operating income, net income or cash flows. Free cash flow, EBIT and EBITDA, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT and EBITDA, to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 23, 2004	CIRCOR INTERNATIONAL, INC.

	By:	/S/ Kenneth W. Smith
Kenneth W. Smith
Vice President, Chief Financial Officer and Treasurer

Exhibit No.	Description
99.1	Press release dated April 21, 2004